UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

MINN-DAK FARMERS COOPERATIVE
(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road
Wahpeton, North Dakota	58075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 642-8411

ITEM 5.      OTHER EVENTS.

On March 5th, 2004, Minn-Dak Farmers Cooperative’s Board of Directors modified the planting level for the 2004 crop to 143% of base acres plus a 2% measuring tolerance for a total planting of 145% of base acres. The Board had first established plantings for the 2004 crop at 155% of base acres plus 2% measuring tolerance in November 2003, the same planting level as the prior two crop years.

There was no one single reason for this 7.6% reduction in plantings, but rather a number of factors which the Board considered. The principle reasons for the reduction in acreage include reduced demand for sugar due to changing dietary habits of Americans and increased levels of imported sugar containing products, the real prospect of reduced marketing allocations for Minn-Dak Farmers Cooperative for the 2004 crop and the grower payment risk associated with producing quantities of sugar far in excess of a marketing allocation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: March 9, 2004	By /S/ David H. Roche David H. Roche President and Chief Executive Officer